27(k)(2) Power of Attorney

POWER OF ATTORNEY

The undersigned Directors and Officers of Midland National Life Insurance Company, an Iowa corporation (the “Company”), hereby constitute and appoint Brian Hansen, Brett L. Agnew, Stacy Bagby and Holley Taylor and each of them (with full power to each of them to act alone), its true and lawful attorney-in-fact and agent, with full power of substitution to each, for it and on its behalf and in its name, place and stead, to execute and file any of the documents referred to below relating to registrations under the Securities Act of 1933 (including but not limited to: 33-16354; 33-76318; 333-14061; 333-14081; 333-80975; 333-58300; 333-148111; 333-148824; 333-153825; 333-119088; 333-108437; 333-71800; 33-64016; 333-128910; 333-128978; 333-176870; 333-221820; 333-233821; 333-254710; 333-255058; 333-255059) and if applicable under the Investment Company Act of 1940 (including but not limited to: 811-05271; 811-07772) with respect to any insurance contract(s): registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, and any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents and they or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

The consent of each of the undersigned Directors and Officers to the above-stated Power of Attorney, evidenced by writing their individual signatures below, are given with the intent to make such resolution effective as of the date specified above without regard to the date(s) such signatures may actually be written on this Power of Attorney. This Power of Attorney may be executed by the Directors and Officers in one or more counterparts and each executed counterpart shall be deemed an original and all such executed counterparts when taken together shall be the consent to the Power of Attorney by the undersigned Directors and Officers.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand, this              day of April, 2021.

SIGNATURE	DATE	SIGNATURE	DATE

/s/ Ash, Darron Ash, Darron		/s/ Fisk, George Fisk, George
Apr 28, 2021 10:50 AM CDT Darron K. Ash		Apr 23, 2021 2:03 PM CDT George A. Fisk

/s/ Attaway, David Attaway, David		/s/ Heinz, William Heinz, William
Apr 23, 2021 1:51 PM CDT David C. Attaway		Apr 23, 2021 1:25 PM CDT William D. Heinz

/s/ Bunn, Willard Bunn, Willard		/s/ Kreager, Heather Kreager, Heather
Apr 23, 2021 2:29 PM EDT Willard Bunn, III		Apr 29, 2021 5:29 PM CDT Heather Kreager

/s/ Clark, James Clark, James		/s/ Masterson, Michael Masterson, Michael
Apr 23, 2021 4:38 PM CDT James Roderick Clark		Apr 26, 2021 11:39 PM EDT Michael M. Masterson

/s/ Corcoran, Thomas Corcoran, Thomas		/s/ Palmitier, Steven Palmitier, Steven
Apr 25, 2021 7:46 AM CDT Thomas Corcoran		Apr 23, 2021 12:51 PM CDT Steven C. Palmitier

/s/ Dinshaw, Esfandyar Dinshaw, Esfandyar
Apr 23, 2021 1:00 PM CDT Esfandyar E. Dinshaw

Rev. 4/21